SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   May 7, 2013

TARA GOLD RESOURCES CORP.
(Name of Small Business Issuer in its charter)

Nevada	000-29595	90-0316566
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

375 N. Stephanie St. Bldg. 2, Ste. #211 Henderson, NV 89014
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:     (888) 901-4550

N/A
(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On May 7, 2013, a subsidiary of Tara Gold Resources Corp. (the “Company”), Adit Resources Corp. (“Adit”), received notice that Yamana Mexico Holdings B.V. (“Yamana”) was terminating the purchase agreement between Yamana and Adit for the sale of Adit’s subsidiary, American Copper Mining S.A. de C.V, dated April 4, 2012, and as amended August 22, 2012 (the “Purchase Agreement”).

The Purchase Agreement was originally filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10Q for the period ended June 30, 2012. The subsequent amendment to the Purchase Agreement was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10Q for the period ended September 30, 2012.

The Purchase Agreement, as amended, permitted Yamana to terminate the Purchase Agreement on or before May 23, 2013. Under the terms of the Yamana’s notice to Adit, the termination shall become effective May 9, 2013, at which time it will be considered as if the sale of American Copper Mining S.A. de C.V. never took place.

The foregoing description of the Purchase Agreement, as amended, does not purport to be complete and is qualified in its entirety by incorporating by reference to the Purchase Agreement.

Item 9.01 Financial Statements and Exhibits.

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 13, 2013

TARA GOLD RESOURCES CORP.

By:	/s/ Lynda R. Keeton-Cardno, CPA
Lynda R. Keeton-Cardno, CPA

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